UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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On May 25, 2022, the Registrant published a Press Release as set forth below:

Leading Independent Proxy Advisory Firm ISS Recommends that MIMEDX Shareholders Vote “FOR ALL” of the Company’s Proposals

Follows Previous Recommendation from Glass Lewis in Support of ALL Proposals

Recommends Shareholders Vote “FOR” Both of MIMEDX’s Highly Qualified Director Nominees – James L. Bierman and Phyllis Gardner, M.D.

Recommends Shareholders Vote “FOR” the Company’s Say-on-Pay Proposal and the Qualified Employee Stock Purchase Plan

MARIETTA, Ga., May 25, 2022 – MiMedx Group, Inc. (NASDAQ: MDXG) (“MIMEDX” or the “Company”) today announced that leading proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that shareholders vote “FOR ALL” of the Company’s proposals including “FOR” both of MIMEDX’s director nominees – James L. Bierman and Phyllis Gardner, M.D. – on the WHITE proxy card at its 2022 Annual Meeting of Shareholders scheduled for Tuesday, June 7, 2022 at 9:00 a.m. Eastern Time, which will be held in virtual format at www.cesonlineservices.com/mdxg22_vm.

Notably, the ISS report cites as a “key takeaway” that “[b]ased on a review and evaluation of the Company’s disclosures and practices at this time, support for all agenda items is warranted.” The report further concludes that the “dissident’s concerns do not demonstrate that the immediate removal of the targeted directors would be beneficial for shareholders” and goes on to state that “support for the two incumbent directors is warranted.” i

Commenting on ISS’ recommendation, MIMEDX issued the following statementii:

We are pleased that ISS has joined Glass Lewis in recommending that shareholders vote “FOR ALL” of our stated proposals, including the election of our highly qualified director nominees – James L. Bierman and Dr. Phyllis Gardner.

In recommending its support for Mr. Bierman and Dr. Gardner, we believe ISS took into consideration all the work the Company has done to build a new culture and leadership team and the efforts we have made to solicit and incorporate the input of our shareholders along the way.

ISS recommends, in its report, that shareholders vote “FOR” the Company’s say-on-pay proposal, noting that “CEO pay and company performance are reasonably aligned” and that “no problematic pay practices were identified for the year in review.”

We appreciate that both ISS and Glass Lewis conducted a thorough review and assessment of MIMEDX’s current disclosures and practices in reaching its determination to recommend shareholders vote in favor of all of our proposals. As we position the Company for future growth and success, our Board and management team will continue to act in the best interests of all shareholders.

We strongly urge shareholders to follow the recommendations of both ISS and Glass Lewis and vote “FOR” all of the Company’s proposals on the WHITE proxy card today.

ISS’ recommendation follows Glass Lewis’ recent recommendation “FOR ALL” of the Company’s proposals. MIMEDX now has the full support of both leading independent proxy advisory firms FOR ALL of its proposals.

MIMEDX shareholders who need assistance in voting their shares may contact MIMEDX’s proxy solicitor MORROW SODALI by email at MDXG@investor.Morrowsodali.com or by phone at (203) 658-9400 or (800) 662-5200 (Toll-Free).

Your Vote Is Important, No Matter How Many or How Few Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

MORROW

SODALI

MDXG@investor.Morrowsodali.com

(203) 658-9400

or

Toll-Free (800) 662-5200

About MIMEDX

MIMEDX is a transformational placental biologics company, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental tissue engineering, we have both a commercial business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) our belief that the long term strategy we have chosen is in the best interests of our shareholders; (ii) our belief that as we continue to execute against our stated objectives and navigate our next phase of growth, we are well positioned for the future; and (iii) our belief that the experience, expertise and commitment of the MIMEDX leadership team, as overseen by our Board of Directors, will help position the Company for further future success and value creation. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results and expected results of the Company’s clinical trials, planned regulatory submissions and regulatory approvals, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (CGMP) and appropriate chemistry and manufacturing controls; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, regulatory approvals, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Important Additional Information

The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company has filed a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees and executive officers in the matters to be acted upon at the 2022 Annual Meeting. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.mimedx.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.mimedx.com.

Contacts

Investors:

Jack Howarth

Investor Relations

404-360-5681

jhowarth@mimedx.com

Media:

Hilary Dixon

Corporate & Strategic Communications

404-323-4779

hdixon@mimedx.com

[i]	Permission to use quotes from ISS report within this statement neither sought nor obtained
ii	Permission to use quotes from ISS report within this statement neither sought nor obtained